Exhibit 99.1

Yuma Energy, Inc.

NEWS RELEASE

NYSE American Notifies Yuma Energy, Inc. About
Low Share Price Continued Listing Deficiency

HOUSTON, TX – (PR Newswire – January 10, 2019) – Yuma Energy, Inc. (NYSE American: YUMA) (the “Company”) today announced that on January 4, 2019, it received a deficiency letter (“Letter”) from the NYSE American LLC (the “NYSE American”) stock exchange indicating that pursuant to Section 1003(f)(v) of the NYSE American Company Guide, the Company’s common stock has been selling for a low price per share for a substantial period of time. Accordingly, the Letter states that the Company must demonstrate an improved share price improvement or effect a reverse stock split of its common stock by no later than July 4, 2019, in order to maintain the listing of the Company’s common stock on the NYSE American.

As previously reported, the Company has retained Seaport Global Securities LLC, an investment banking firm, to advise the Company on its strategic and tactical alternatives, including possible mergers, acquisitions and divestitures.

The Company will continue to consider opportunities that are in the best interests of the Company and its stockholders, with respect to specific measures regarding the continued listing of the Company’s common stock on the NYSE American, including the potential to seek approval of the Company’s stockholders to permit its Board to effect a reverse stock split of the Company’s common stock.  If the Company is unable to regain compliance, the NYSE American will initiate procedures to suspend and delist the Company’s common stock.  In the interim, the Company’s common stock continues to be listed on the NYSE American, under the trading symbol “YUMA”, subject to the Company’s compliance with other continued listing requirements and subject to the trading price remaining above a required $0.06 minimum per share.  The NYSE American will add the designation of “.BC” to indicate that the Company is below compliance with the listing standards set forth in the NYSE American Company Guide. The NYSE American notification of continued listing deficiency does not affect the Company’s business operations or its reporting obligations under the Securities and Exchange Commission (“SEC”) regulations.

About Yuma Energy, Inc.

Yuma Energy, Inc., a Delaware corporation, is an independent Houston-based exploration and production company focused on acquiring, developing and exploring for conventional and unconventional oil and natural gas resources. Historically, the Company’s operations have focused on onshore properties located in central and southern Louisiana and southeastern Texas where it has a long history of drilling, developing and producing both oil and natural gas assets. In addition, during 2017 the Company began acquiring acreage in Yoakum County, Texas, with plans to explore and develop oil and natural gas assets in the Permian Basin. Finally, the Company has operated positions in Kern County, California, and non-operated positions in the East Texas Woodbine. Its common stock is listed on the NYSE American under the trading symbol “YUMA.”

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The Company’s annual report on Form 10-K for the year ended December 31, 2017, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

For more information, please contact:

James J. Jacobs
Executive Vice President, Treasurer and Chief Financial Officer
Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, TX 77027
Telephone: (713) 968-7000